Exhibit 99.1

99¢ Only Stores® Updates Guidance on SEC Filings and Fiscal 2006 Earnings

CITY OF COMMERCE, Calif.--(BUSINESS WIRE)— July 31, 2006--99¢ Only Stores® (NYSE:NDN) (the "Company") reports that it is completing review and audit procedures for its 2006 Form 10-K and its Form 10-Q for the quarter ended June 30, 2006 in parallel, and expects to file both by August 9, 2006 (the filing deadline for the 10-Q) or within the 5-day extension period for the Form 10-Q provided by SEC rules. The timing is dependent on completion of procedures by the Company and its external auditor which are in the final review stages.

The Company reports that based on the results of its review to this point, it expects net income to be in line with its previously released estimate for the fiscal year ended March 31, 2006.

99¢ Only Stores®, the nation's oldest existing one-price retailer, operates 239 retail stores in California, Texas, Arizona and Nevada, and a wholesale division called Bargain Wholesale. 99 ¢ Only Stores® emphasizes name-brand consumables, priced at an excellent value, in attractively merchandised stores, where nothing is ever over 99¢.

We have included statements that constitute "forward-looking statements" within the meaning of Section 21E of the Securities Exchange Act and Section 27A of the Securities Act. The words "expect," "estimate," "anticipate," "predict," "believe" and similar expressions and variations thereof are intended to identify forward-looking statements. Such statements appear in a number of places in this release and include statements regarding the intent, belief or current expectations of the Company, its directors or officers with respect to, among other things, the results of audit procedures, the timing of filing its Form 10-K for fiscal 2006 and Form 10-Q for the quarter ended June 30, 2006, and management’s expectations for fiscal 2006 net income. The shareholders of the Company and other readers are cautioned not to put undue reliance on such forward-looking statements. Such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and actual results may differ materially from those projected in this release for the reasons, among others, discussed in the reports and other documents the Company files from time to time with the Securities and Exchange Commission, including in the sections “Risk Factors” and "Management's Discussion and Analysis of Financial Condition and Results of Operations" of the Company's Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q. The Company undertakes no obligation to publicly revise these forward-looking statements to reflect events or circumstances that arise after the date hereof.

Note to Editors: 99¢ Only Stores® news releases and information available on the World Wide Web at http://www.99only.com.

Contact: 99¢ Only Stores®, City of Commerce, California, Rob Kautz, CFO, 323-881-1293.